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                                                                   Exhibit 10.13

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1, dated as of October 5, 1998, to Employment Agreement dated as of February 6, 1997 (the "Original Agreement"), by and between Neal S. Winneg (the "Executive") and The Learning Company, Inc. (the "Corporation"). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Original Agreement.

         Whereas, the Corporation wishes to continue to employ the Executive in the position of Sr. Vice President and General Counsel and the Executive wishes to remain in the employ of the Corporation; and

         Whereas the Corporation and the Executive wish to amend the Original Agreement in certain respects;

         Now, therefore, in consideration of the foregoing and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

         1. Section 2.1 of the Original Agreement is hereby amended by deleting the amount "$200,000" and inserting in lieu thereof the amount "$325,000."

         2. Section 2.4 of the Original Agreement is hereby amended by deleting the amount "$100,000" and inserting in lieu thereof the phrase "50% of the Annual Base Salary."

         3. Section 3.3(b)(ii) of the Original Agreement is hereby amended by deleting the phrase "eighteen month" and inserting in lieu thereof the phrase "two year" and by deleting each occurrence of the phrase "one and one-half times" and inserting in lieu thereof the phrase "two times."

         4. Section 3.3(b) of the Original Agreement is hereby amended further by deleting the period at the end of Section 3.3(b)(iii) and inserting in lieu thereof "; and" and by adding the following Sections 3.3(b)(iv) and 3.3(b)(v) at the end thereof:

                  "(iv) during the Continuation Period the Corporation shall provide the Executive with medical and dental insurance benefits identical or substantially similar to those which the Executive was receiving immediately prior to the written notice of termination referenced in section 3.3(a) hereof. On the date following the termination of the Continuation Period, the Executive shall be eligible to commence benefit coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended; and

                  (v) the Corporation shall provide executive outplacement services to the Executive pursuant to its current agreement with Wright Group, or pursuant to any successor agreement for comparable outplacement services with a similar, recognized outplacement support firm; provided that if the Corporation does provide such services to The Executive, the Corporation will reimburse the Executive for executive outplacement services incurred by the Executive within


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         one year of the date of termination of employment in an amount not to exceed $10,000."

         In witness whereof the parties have executed this Amendment No. 1 as of the date first written above.


                                 /s/ Neal S. Winneg
                                 ------------------
                                 Neal S. Winneg


                                 THE LEARNING COMPANY, INC.



                                 By: /s/ William Shupert
                                     -------------------
                                     William Shupert
                                     Sr. Vice President, Human Resources